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Exhibit 5.5

CONSENT OF INDEPENDENT RESERVES EVALUATOR

        We hereby consent to the use of and reference to our name and our report(s), and the inclusion and incorporation by reference of information derived from: i) our report dated January 31, 2015 and effective December 31, 2014, evaluating the proved and probable petroleum and natural gas reserves attributable to Baytex Energy Corp. (the "Company") and its affiliates located in the United States, which is entitled "Baytex Energy Corp. Summary Report Estimated Future Reserves and Income Attributable to Certain Leasehold Interests NI 51-101 Forecast Economic Parameters Canadian Currency As of December 31, 2014"; and (ii) our letter report dated February 6, 2015 and effective December 31, 2014, auditing the possible petroleum and natural gas reserves attributable the Company and its affiliates in the Eagle Ford area of Texas, in this Registration Statement on Form F-10 of Baytex Energy Corp.

RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

/s/ Ryder Scott Company, L.P.

Houston, Texas
March 11, 2015

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  Exhibit 5.5
CONSENT OF INDEPENDENT RESERVES EVALUATOR